UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

February 22, 2012
____________________________

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas 75211 (Address of principal executive offices and zip code)

(214) 519-5200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2012, pursuant to authority granted by its Board of Directors, Tandy Brands Accessories, Inc.  (the “Company”), entered into severance agreements (the “Severance Agreements”) with certain of its executive officers, including Rob McCarten, Hilda McDuff and Chuck Talley.  Under the terms of the Severance Agreements, such executives will be entitled to an amount equal to nine months of their annual base compensation if the Company involuntarily terminates their employment without “Cause”.  This amount will be paid monthly in accordance with the Company’s regular payroll practices.

In addition, if upon or within one year following the occurrence of a change of control of the Company the Company involuntarily terminates the executive’s employment without Cause or the executive voluntarily terminates employment for “Good Reason”, the executive will be entitled to an amount equal to nine months of his or her annual base compensation plus a pro-rated portion of any incentive compensation, based on actual performance through the termination date, for the portion of the fiscal year prior to the termination date.

For purposes of the Severance Agreement, “Cause” generally includes the executive’s willful misconduct, malfeasance, negligence in the performance or intentional nonperformance of material duties and responsibilities, dishonesty or fraud with respect to the business, reputation or affairs of the Company, misappropriation or embezzlement of funds, conviction of a felony crime or violation of any statutory or common law duty of loyalty to the Company.  “Good Reason” generally means a material diminution in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the executive’s position, a material diminution in base pay, the requirement to relocate more than 50 miles from the executive’s current principal place of work, or the material breach of the Severance Agreement by the Company.  Each of the Severance Agreements also contain standard terms, including confidentiality and non-solicitation provisions.  Any payments under the Severance Agreements are contingent upon the executive signing a general release with respect to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: February 27, 2012	By:	/s/ N. Roderick McGeachy, III
N. Roderick McGeachy, III Chief Executive Officer